UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 18, 2021

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

Texas	1-32414	72-1121985
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5718 Westheimer Road, Suite 700

Houston, Texas 77057

(Address of Principal Executive Offices)

(713) 626-8525

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.00001	WTI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operation and Financial Condition.

On October 18, 2021, W&T Offshore, Inc. (the “Company,” “we,” “our” or “us”) issued a press release (the “Press Release”) providing an operational update and announcing the timing of the Company’s third quarter 2021 earnings release and conference call.

In the Press Release, the Company announced that approximately 80% of the Company’s production was shut-in at one point as a result of Hurricane Ida. The Company estimates that the storm resulted in a temporary reduction of approximately 5,500 Boe/d net production for the third quarter. The majority of the impacted production was brought back online throughout September. The Company also announced in the Press Release that as a result of the shut-ins, net production for the third quarter of 2021 is expected to average between 34,200 and 35,100 barrels of oil equivalent per day (“Boe/d”), of which 34% represents oil, 55% represents natural gas and 11% represents natural gas liquids, and that production for the fourth quarter of 2021 is expected to average between 34,800 and 38,500, of which 33% is expected to represent oil, 56% is expected to represent natural gas, and 11% is expected to represent natural gas liquids (which assumes the Big Bend and Dantzler wells are returned to production by the end of October as expected). The remaining hurrican-impacted production is expected to be online by the end of 2021. The Company announced in the Press Release that through October 16, 2021 it has averaged approximately 35,900 Boe/d net for the month of October. Unplanned costs for minor repairs and restoring production, as well as evacuating employees and contractors, were incurred as a result of hurricane damage. The Company also announced in the Press Release that as a result of the unplanned costs associated with Hurricane Ida, less than anticipated Office of Natural Resources Revenue credits and slight increases to components of base lease operating expense (“LOE”), guidance for LOE is now expected to be between $174 million and $180 million for 2021.

The Company also announced in the Press Release that it is scheduled to issue its third quarter of 2021 earnings release on Tuesday, November 2, 2021, after the close of trading. A conference call to discuss financial and operational results is scheduled for Wednesday, November 3, 2021 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). Interested parties may listen to the call via webcast at the Company’s website at www.wtoffshore.com under “Investors.” Alternatively, the call may be accessed by dialing 844-739-3797 for domestic parties and 1-412-317-5713 for international parties; phone participants are advised to call 10 minutes in advance of the call start time and request to be joined to the “W&T Offshore, Inc. Conference Call.” An audio replay will be available on the Company’s website following the call.

The information contained in this Current Report on Form 8-K under Item 2.02, including the accompanying Exhibit 99.1, is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This current report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements reflect our current views with respect to future events, based on what we believe are reasonable assumptions. No assurance can be given, however, that these events will occur. These statements are subject to risks and uncertainties that could cause actual results to differ materially including, among other things, market conditions, oil and gas price volatility, uncertainties inherent in oil and gas production operations and estimating reserves, unexpected future capital expenditures, competition, the success of our risk management activities, governmental regulations, the continued impact of responses to COVID-19, uncertainties and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent Form 10-Q and Form 8-K reports found at www.sec.gov or at our website at www.wtoffshore.com under the Investor Relations section. Investors are urged to consider closely the disclosures and risk factors in these reports.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release, dated October 18, 2021
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC.
(Registrant)

Date: October 18, 2021	By:	/s/ Shahid A. Ghauri
	Name:	Shahid A. Ghauri
	Title	Vice President, General Counsel and Corporate Secretary

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